UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2010

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On November 30, 2010, Derma Sciences, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.  The Company, also on November 30, 2010, engaged KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm.  The decision to dismiss Ernst & Young and engage KPMG was made at the direction of the audit committee of the Company’s board of directors.

The reports of Ernst & Young on the consolidated financial statements of the Company for the fiscal years ended December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2008 and 2009, and through November 30, 2010, the Company did not have any disagreement with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the matter in connection with its report on the Company’s financial statements for the relevant year.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through November 30, 2010, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred.

A copy of Ernst & Young’s letter to the Securities and Exchange Commission dated December 2, 2010 stating whether it agrees with the foregoing statements is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s fiscal years ended December 31, 2008 and 2009 and through November 30, 2010, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits:

16.1           Letter from Ernst & Young LLP to the Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  December 2, 2010